[LETTERHEAD OF DR. VOLKER VOSSIUS]


                                                                  March 23, 1998
Diatide, Inc.
Nine Delta Drive
Londonderry, NH 03057
United States of America

     Re:  Diatide, Inc.
          Annual Report on Form 10-K For the Year
          Ended December 31, 1997
          ---------------------------------

Dear Sirs:

I hereby consent to the reference to my firm under the captions "Business -- Patents, Trade Secrets and Licenses" in Diatide Inc.'s Annual Report on Form 10-K for the Year Ended December 31, 1997.


Very truly yours,

/s/ DR. VOLKER VOSSIUS

Dr. Volker Vossius